                          REGISTRATION RIGHTS AGREEMENT


                                 by and between


                              SABRATEK CORPORATION

                                       and

                               RALIN MEDICAL, INC.



                            Dated as of June 1, 1999







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                                TABLE OF CONTENTS


                                                                        PAGE

1.       Definitions......................................................1

2.       Demand Registrations.............................................3

3.       Registration Procedures..........................................4

4.       Holdback Arrangements............................................7

5.       Registration Expenses............................................8

6.       Indemnification..................................................8

7.       Resale and Other Restrictions...................................11

8.       True-Up Payment.................................................12

9.       Miscellaneous...................................................13





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                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement") is made as of June 1, 1999, by and between Sabratek Corporation, a Delaware corporation (the "Company") and Ralin Medical, Inc., a Delaware corporation (the "Stockholder").

                  The Company has no intention to and shall have no obligation to repurchase any Registrable Securities issued to the Stockholder pursuant to the Purchase Agreement.

                  The parties hereto agree as follows:

1. Definitions. The following terms as used herein shall have the following meanings:

                  "Commission" means the Securities and Exchange Commission and any other similar or successor agency of the Federal government then administering the Securities Act or the Exchange Act.

                  "Common Stock" means the Common Stock, par value $0.01 per share, of the Company and the related preferred stock purchase rights, as appropriate.

                  "Company" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to the comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

                  "Person" means any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof.

                  "Prospectus" means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

                  "Purchase Agreement" means the Stock Purchase Agreement, dated as of May 19, 1999, by and between the Company and the Stockholder.


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                  "Registrable Securities" means (i) the Common Stock owned by the Stockholder and which was issued pursuant to the Purchase Agreement, (ii) any shares of Common Stock of the Company issued pursuant to clause (iii) hereafter and (iii) any shares of Common Stock issued or issuable in respect of the securities described in clauses
         (i) and (ii) by reason of a stock split, stock dividend or other recapitalization of the Company. For the purposes of this Agreement, Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective and they have been disposed of pursuant to such effective registration statement, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) or
         (iii) they have been otherwise sold or transferred by the Stockholder.

                  "Registration Statement" means any registration statement filed by the Company under the Securities Act that covers any of the Registrable Securities, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments and all exhibits and all material incorporated by reference in such registration statement.

                  "Rule 144" means Rule 144 under the Securities Act.

                  "Securities Act" means the Securities Act of 1933, as amended, or any similar Federal statute then in effect, and any reference to a particular section thereof shall include a reference to a comparable section, if any, of any such similar Federal statute, and the rules and regulations thereunder.

                  "Shelf Registration Statement" shall have the meaning specified in Section 2.01.

                  "Stockholder" shall have the meaning specified in the introductory paragraph of this Agreement.

                  "Total Sales Proceeds" means an amount equal to the sum of (i) the aggregate sale proceeds of all Registrable Securities sold by the Stockholder on or prior to the 13 month anniversary of the effective date of the Shelf Registration Statement (such sales proceeds shall not be reduced by any brokers fees and other sale costs incurred by the Stockholder) and (ii) the number of Registrable Securities which have not been sold by the Stockholder on or prior to the 13 month anniversary of the effective date of the Shelf Registration Statement multiplied by the average of the per share closing prices of a share of Common Stock on the NASDAQ Stock Market (NNM), as reported in The Wall Street Journal Midwest edition (or the other principal trading market for the Common Stock if the Common Stock is not then traded on the NASDAQ Stock Market/NNM) during the 20 trading day period ending on and including the 13 month anniversary of the effective date of the Shelf Registration Statement (or if such day is not a trading day, the trading day first preceding such day); provided that if Total Sales Proceeds as calculated without giving effect to this clause exceeds $19 million, then Total Sales Proceeds shall equal (x) Total Sales Proceeds as calculated without giving effect to this clause (the



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"Pre-Adjustment Total Sales Proceeds") minus (y) an amount equal to the excess of Pre-Adjustment Total Sales Proceeds over $19 million multiplied by 0.62 (that is, 1.00 less an assumed tax rate of .38).

2.       Demand Registrations.

         2.01 Demand Registration. The Company shall file as promptly as practicable (but in any event within 15 days after the date of this Agreement) and use its reasonable best efforts to have declared effective a shelf registration statement pursuant to Rule 415 (or any successor rule thereto) under the Securities Act (the "Shelf Registration Statement") for a delayed or continuous public offering of the Registrable Securities, subject to the provisions of Section 2.02 and the other terms and conditions of this Agreement. Such registration statement shall be on Form S-3 (or any successor form to Form S-3) or another appropriate form permitting registration of such Registrable Securities for resale by the Stockholder on a delayed or continuous basis as contemplated by this Section. In the event the registration of a delayed or continuous offering is not permitted under the Securities Act, the Company will provide comparable alternative registration rights under the Securities Act to the Stockholder.

         2.02 Limitations on Shelf Registrations. The Shelf Registration rights granted to the Stockholder pursuant to Section 2.01 are subject to the following limitations:

                  (a) the Company shall not be obligated under Section 2.01 to file more than one Shelf Registration Statement, provided that a Shelf Registration Statement which does not become or remain effective for the period specified in Section 3.01(a) shall not be deemed to constitute a Shelf Registration Statement filed pursuant to Section 2.01 (unless such Shelf Registration Statement has not become effective or does not remain effective due solely to the fault of the Stockholder);

                  (b) the Company shall be entitled to postpone for a reasonable time, not exceeding 20 days, the filing of the Shelf Registration Statement or its efforts to cause the Shelf Registration Statement to become effective if at the time the right to delay is exercised the Company shall determine in good faith that such offering would interfere with any acquisition, financing or other transaction which the Company is actively pursuing and is material to the Company or would involve initial or continuing disclosure obligations that would not be in the best interests of the Company;

                  (c) the Company by notice to the Stockholder may postpone all sales under the Shelf Registration Statement for a reasonable time, not exceeding 30 days, if the Company shall determine in good faith that permitting such sales would interfere in any material respect with any material acquisition, financing or other transaction which the Company is actively pursuing or require premature disclosure (if the Company is so advised by its legal counsel) of any other material corporate development or event, which disclosure would adversely affect the interests of the Company in any material respect; provided that (x) the Company may not implement more than three such postponements, (y) all postponements under this paragraph shall not exceed 60 days and (z) the Company shall not be entitled to institute any such postponement after the twelve



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month anniversary of the effective date of the Shelf Registration Statement, but the Stockholder shall sell if and to the extent possible all Registrable Securities after such 12 month anniversary pursuant to Rule 144 under the Securities Act and not under the Shelf Registration Statement; and

                  (d) all sales by the Stockholder of Registrable Securities shall be subject to the resale restrictions set forth in Section 7.

         2.03 Facilitation of Sale of Registrable Securities. The Company shall use its reasonable best efforts to facilitate (as explained below) upon the written request of the Stockholder the private sale by the Stockholder of the Registrable Securities to a third party in both of the following circumstances: (i) the Shelf Registration Statement has not been declared effective within 75 days after the date of this Agreement; provided that the Company shall be entitled to suspend such efforts if and when the Shelf Registration Statement is thereafter declared effective; and (ii) if the Stockholder has not sold all Registrable Securities on or prior to the thirteen month anniversary of the effective date of the Shelf Registration Statement; provided that this requirement that Sabratek use its reasonable best efforts to facilitate any such sale after such 13 month anniversary shall continue only until the 18 month anniversary of the effective date of the Shelf Registration Statement. The Stockholder acknowledges and agrees that the reasonable best efforts to facilitate obligations of the Company under this Section will be satisfied by the chief executive officer or the president of the Company giving a "road show" type presentation about the Company to prospective buyers identified by the Stockholder, that the Company shall not be required by this Section to disclose any material inside information in any such presentation and that the obligations of the Company under this Section do not require among other things the Company to made representations and warranties to any buyer of Registrable Securities. The Company and the Stockholder shall cooperate in good faith to schedule the time and place for any above described and requested "road show" presentation.

3.       Registration Procedures.

         3.01     Preparation and Filing.  The Company will:

                  (a) prepare and file with the Commission a Shelf Registration Statement with respect to the Registrable Securities and use its reasonable best efforts to cause the Shelf Registration Statement to become and remain effective until the earlier of (i) the date on which all Registrable Securities have ceased to be Registrable Securities and (ii) the thirteen month anniversary of the effective date of the Shelf Registration Statement (such thirteen month anniversary, the "Shelf Expiration Date");

                  (b) otherwise use its reasonable best efforts to comply in all material respects with all applicable rules and regulations of the Commission;

                  (c) use its reasonable best efforts to cause all the Registrable Securities to be



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listed on the NSM, if the Registrable Securities are not so already listed, or such other market as mutually agreed upon [by the Company and the Stockholder in writing];

                  (d) take such actions as the Stockholder shall reasonably request in order to expedite or facilitate the disposition of the Registrable Securities, subject to the terms and conditions of this Agreement; provided that Sabratek shall not be obligated pursuant to this subsection or any other provision of this Agreement to participate in or assist with a "road show" or other special selling efforts with respect to the sale of any Registrable Securities;

                  (e) permit the Stockholder to participate in the preparation of the Shelf Registration Statement and to require the insertion therein of material furnished to the Company in writing which in the judgment of the Stockholder should be included and which is reasonably acceptable to the Company;

                  (f) use such reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary prospectus and, if any such order is issued, to obtain the lifting thereof at the earliest reasonable time;

                  (g) not at any time file or make any amendment to the Shelf Registration Statement, or any amendment of or supplement to the Prospectus (excluding the documents incorporated by reference into the Prospectus), of which the Stockholder shall not have previously been advised or furnished a copy or to which the Stockholder, or counsel for the Stockholder, shall reasonably object;

                  (h) furnish to the Stockholder without charge as many signed copies of the Shelf Registration Statement (as originally filed) and of all amendments thereto, whether filed before or after the Shelf Registration Statement becomes effective, copies of all exhibits and documents filed therewith, including documents incorporated by reference into the Prospectus, and signed copies of all consents and certificates of experts, as the Stockholder may reasonably request;

                  (i) The Company will deliver to the Stockholder, without charge, from time to time during the period when the Prospectus is required to be delivered under the Securities Act, such number of copies of the Prospectus (as supplemented or amended) as the Stockholder may reasonably request; and

                  (j) comply in all material respects to the best of its ability with the Securities Act and the rules and regulations of the Commission thereunder, and the Exchange Act and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Registrable Securities in accordance with the intended method or methods of distribution contemplated in the Prospectus and permitted by this Agreement. If at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities any event shall occur or condition exist as a result of which it is necessary or desirable, based on the advice of counsel for the Stockholder or agents or counsel for the



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Company, to amend the Shelf Registration Statement or amend or supplement the
Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary or desirable, based on the advice of such counsel, at any such time to amend the Shelf Registration Statement or amend or supplement such Prospectus of the Company, the Company will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Shelf Registration Statement or the Prospectus comply with such requirements.

         3.02 Amendments. In connection with the Shelf Registration Statement filed pursuant to this Agreement, the Company shall file any post-effective amendment or amendments to the Shelf Registration Statement which may be required under the Securities Act during the period required to effect the distribution contemplated thereby; provided that the Company shall not be required to file any post-effective amendment to the Shelf Registration Statement after the first anniversary of the date of this Agreement.

         3.03     Notification of Certain Events.

                  (a) During the period for which the Company is required to file and keep effective the Shelf Registration Statement pursuant to this Agreement, the Company shall promptly notify the Stockholder during the period the Shelf Registration Statement is required to remain effective, or at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event or the existence of any fact, as a result of which the Shelf Registration Statement or such Prospectus contained in the Shelf Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of circumstances then existing. The Stockholder agrees, upon receipt of such notice, forthwith to cease making offers and sales of such securities pursuant to the Shelf Registration Statement or deliveries of the Prospectus contained therein for any purpose and to return to the Company the copies of such Prospectus not theretofore delivered by the Stockholder. Subject to Section 3.02, the Company shall prepare and furnish to the Stockholder a reasonable number of copies of any supplement to or amendment of such Prospectus that may be necessary so that, as thereafter delivered to the purchaser of the Registrable Securities, such Prospectus shall not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make these statement therein not misleading in the light of circumstances then existing.

                  (b) The Company will promptly notify the Stockholder and confirm the notice in writing, (i) when the Shelf Registration Statement, or any post-effective amendment to the Shelf Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of any request by the Commission to amend the Shelf Registration Statement or amend or supplement the Prospectus or for additional information and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Shelf Registration Statement or of any order preventing or suspending the use of any preliminary



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prospectus, or of the suspension of the qualification of the Registrable
Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes.

         3.04 Provision of Information. As a condition to the obligation of the Company under Section 2 to cause the Shelf Registration Statement or an amendment to be filed or shares to be included in the Shelf Registration Statement, the Stockholder shall provide such information and execute such documents, powers of attorney and questionnaires as may reasonably be required by the Company in connection with such registration.

         3.05 Reports. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the rules and regulations of the Commission thereunder and it will take such further action as the Stockholder may reasonably request, all to the extent required from time to time to enable the Stockholder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

         3.06 State Securities Laws. In connection with the offering of any securities registered pursuant to this Agreement, the Company shall use its reasonable best efforts to qualify or register the securities to be sold under the securities or "blue sky" laws of such jurisdictions as may be reasonably requested by the Stockholder or any other acts and things which may be necessary or advisable to enable the Stockholder to consummate the disposition in such jurisdiction of such securities; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such jurisdiction in which it is not then qualified or to file any general consent to service of process.

4.       Holdback Arrangements.

         The Company shall have the right to require that the Stockholder shall not effect any public sale or distribution (including sales pursuant to the Shelf Registration Statement or pursuant to Rule 144) of Common Stock during the ten business days prior to, and the 20-day period beginning on, the effective date of the registration under the Securities Act of any underwritten offering of Common Stock for cash by the Company (or such an offering by the Company and stockholders of the Company), if the managing underwriter(s) for the public offering so request. The Company shall be entitled to exercise its rights under this Section not more than twice during any calendar year.

5.       Registration Expenses.

                  (a) The Company will pay and bear all costs and expenses incident to the performance of its obligations under this Agreement with respect to the registration pursuant to Section 2, including:

                           (i) the preparation, printing and filing of the Shelf Registration Statement (including financial statements and exhibits) as originally filed and as amended, any preliminary prospectuses and the Prospectus and any amendments or supplements



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         thereto, and the cost or furnishing copies thereof to the Stockholder;

                           (ii) the preparation and printing of certificates representing the Registrable Securities, any blue sky survey and other documents relating to the performance of and compliance by the Company with this Agreement;

                           (iii) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or other trading market, if the Registrable Securities are not already so registered.

                  (b) The Stockholder will pay and bear all costs and expenses incident to the delivery of the Registrable Securities to be sold by it, including any stock transfer taxes payable upon the sale of such Registrable Securities and any underwriter discounts or commissions, broker or dealer fees or costs and any similar costs and expenses in connection therewith. The Stockholder will also bear the costs and expenses of its own counsel and other agents retained in connection with the Shelf Registration Statement, except that the Company shall pay for the reasonable and documented costs and expenses incurred by legal counsel to the Stockholder in connection with the Shelf Registration Statement in an amount not to exceed $10,000.

6.       Indemnification.

         6.01 Indemnification by the Company. In connection with any registration of securities pursuant to this Agreement, to the extent permitted by law, the Company shall indemnify and hold harmless the Stockholder and each officer, director and agent of the Stockholder and each Person, if any, who controls the Stockholder (within the meaning of the Securities Act or the Exchange Act) (such holder and any such other Person being hereinafter an "Indemnitee") (i) against any and all losses, claims, damages and expenses whatsoever to which such Indemnitee may become subject, to the extent such losses, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement, Prospectus or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; (ii) against any and all losses, claims, damages and expenses whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and (iii) against any and all expense whatsoever (including reasonable fees and disbursements of counsel chosen by the Stockholder), as reasonably incurred in investigating, preparing for or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph



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(i) or (ii) above; provided, however, that the Company shall not be required to indemnify and hold harmless or reimburse an Indemnitee to the extent that any such loss, claim, damage or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in any document made in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Indemnitee expressly for use in the preparation of such documents; provided further that the Company shall not be required to indemnify any Indemnitees, to the extent that the loss, claim, damage, liability (or actions in respect thereof) or expense for which indemnification is claimed results from the failure by such Indemnitee to send or give a copy of the then current Prospectus (if theretofore made available to the Stockholder) or a prospectus supplement to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission if such statement or omission was corrected in the then current Prospectus or in the prospectus supplement; provided further that the Company shall not be required to indemnify any Indemnitees to the extent that the loss, claim, damage, liability (or actions in respect thereof) or expense for which indemnification is claimed arises with respect to a sale or transfer of Common Stock made during a period during which the sale or transfer thereof is not permitted under this Agreement.

         6.02 Indemnification by the Stockholder. In connection with the Shelf Registration Statement, the Stockholder will furnish to the Company in writing such information as shall be reasonably requested by the Company for use in any the Shelf Registration Statement or prospectus and shall, to the extent permitted by law, indemnify and hold harmless the Company, its directors, officers and agents and each Person, if any, who controls the Company (within the meaning of the Securities Act or the Exchange Act) (the Company and any such other Person being hereinafter a "Company Indemnitee") against all losses, claims, damages or liabilities to which any such Company Indemnitee may become subject, under the Securities Act or the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in the Shelf Registration Statement, prospectus or any preliminary prospectus or any amendment or supplement to any of the foregoing, or arise out of or are based upon the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Stockholder expressly for use in the preparation of such documents; and, subject to Section 6.03, the Stockholder shall reimburse the Company Indemnitee for any and all expenses whatsoever (including reasonable fees and disbursements of counsel chosen by the Company), reasonably incurred by the Company Indemnitee in connection with investigating, preparing for or defending against any such loss, claim, damage, liability or action; provided, however, that the maximum amount of liability of the Stockholder under this Section shall be limited to an amount equal to the net proceeds actually received by the Stockholder from the sale of securities effected pursuant to such registration.

         6.03 Indemnification Procedures. Promptly after receipt by an indemnified party under Section 6.01 or Section 6.02 of notice of the commencement of any action, suit, proceeding or



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investigation or threat thereof made in writing for which such Person will claim indemnification or contribution pursuant to this Agreement, the indemnified party shall notify the indemnifying party thereof in writing and, unless in such indemnified party's reasonable judgment a conflict of interest may exist between such indemnified and indemnifying parties with respect to such claim, shall permit such indemnifying party to assume and control the defense of such claim at its expense with counsel reasonably satisfactory to such indemnified party. The failure to so notify the indemnifying party shall relieve the indemnifying party from any liability hereunder with respect to the action if such failure prevents the indemnifying party from contesting such action; provided, however that any such failure shall not relieve the indemnifying party from any other liability which it may have to any other party. If the indemnifying party gives notice to such indemnified party of its election to assume and control the defense of such claim, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense or investigation of the action unless the indemnified party shall have given the indemnifying party notice of a conflict of interest with respect to such claim. The failure of an indemnifying party to give notice to the indemnified party of its election to assume and control the defense of any action for which notice has been received by the indemnifying party in accordance with this Section within 45 days after the receipt of such notice shall constitute an election by the indemnifying party not to assume and control the defense of such action. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other indemnified party with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of separate counsel for such indemnified parties. No indemnified party shall consent to entry of any judgment or enter into any settlement with respect to a claim without the consent of the indemnifying party.

         6.04 Rights of Contribution. In order to provide for just and equitable contribution in circumstances under with the indemnity contemplated by Section 6.01 and Section 6.02 is for any reason not available, other than by reason of the exceptions provided therein, the parties required to indemnify by the terms thereof shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and the Stockholder, except to the extent that contribution is not permitted under Section 11(f) of the Securities Act. In determining the amounts which the respective parties shall contribute, there shall be considered the relative benefits received by each party from the offering of the Registrable Securities (taking into account the portion of the proceeds of the offering realized by each), the relative knowledge of the parties and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances. The Company and the Stockholder agree with each other that the Stockholder shall not be required to contribute any amount in excess of the amount the Stockholder would have been required to pay to an indemnified party if the indemnity under Section 6.02 were available. For purposes of this Section, each director and each officer of the Company who signed the Shelf Registration Statement, and each Person, if any, who controls the Company or the Stockholder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or the Stockholder, as the case may be.





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7.       Resale and Other Restrictions. The Stockholder may not sell or otherwise transfer any Registrable Securities except as expressly provided in this Agreement, unless otherwise agreed in writing by the Company. The Stockholder may sell Registrable Securities on the NASDAQ National Market (or such other principal trading market of the Company if the Common Stock is not listed on the NASDAQ National Market) pursuant to the Shelf Registration Statement, except as otherwise expressly provided in this Agreement. In addition, all sales by the Stockholder shall be made through a market maker or broker mutually agreed upon by the Company and the Stockholder. In addition, the right of the Stockholder to sell Registrable Securities pursuant to the Shelf Registration Statement shall be subject to the limitations set forth in both clauses (i) and (ii) as follows: (i) the Stockholder may not sell or otherwise transfer more than 100,000 shares of Common Stock during the first 45 days following the effective date of the Shelf Registration Statement; and (ii) the Stockholder may not sell or otherwise transfer (x) more than 20,000 shares of Common Stock per trading day, (y) more than 60,000 shares of Common Stock per calendar week or (z) more than 180,000 shares of Common Stock in any calender month; provided that if the closing share price for the Common Stock on the principal trading market for the Common Stock is at least $22.00 on any trading day, such weekly and calender month volume limitations shall not be applicable to the next following trading day (an "Open Trading Day"); provided further that the Stockholder shall not sell in excess of 15,000 shares of Common Stock on any Open Trading Day. The restrictions on sales and transfers set forth in this Section shall terminate and lapse on the twelve month anniversary of the effective date of the Shelf Registration Statement, except that all sales and transfers by the Stockholder shall be made through a market maker or broker mutually agreed upon by the Company and the Stockholder. The Stockholder (including its subsidiaries) shall not engage in any derivative transaction in or relating to the Common Stock (including any short selling) while the Stockholder owns any Registrable Securites.

8.       True-Up Payment.

         8.01 Determination of True-Up Payment. Promptly following the 13 month anniversary of the effective date of the Shelf Registration Statement (but in any event within 10 days of such anniversary), the Stockholder shall deliver to the Company a detailed computation (the "Payment Computation") of the Total Sales Proceeds. The Stockholder will (i) make available to the Company and its agents, attorneys and accountants upon reasonable advance notice all records and work papers (including trading records) necessary to understand the Payment Computation and to calculate the Total Sales Proceeds and (ii) allow the Company and its agents, attorneys and accountants upon reasonable advance notice to interview any Stockholder personnel significantly involved in the preparation of the Payment Computation. If the Company disagrees with the computation of the Total Sales Proceeds contained in the Payment Computation, the Company may, within 10 days after receipt of the Payment Computation, deliver a notice (the "Objection Notice") to the Stockholder setting forth the objections of the Company and, to the extent reasonably possible, the Total Sales Proceeds as determined by the Company. The Stockholder and the Company will use reasonable efforts to resolve any disagreements as to the computation of the Total Sales Proceeds, but if they do not obtain a final resolution within 10 days after the



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



Stockholder has received the Objection Notice, the Stockholder and the Company shall submit such dispute to arbitration pursuant to Section 9.06 to resolve any remaining disagreements. The Stockholder and the Company will direct the arbitrator to render a determination within 30 days of its retention and the Stockholder and the Company and their respective agents will cooperate with the arbitrator during its engagement. The chosen arbitrator will consider only those issues related to the determination of the Total Sales Proceeds set forth in the Objection Notice which the Stockholder and the Company have been unable to resolve. The determination of the arbitrator will be conclusive and binding upon the Stockholder and the Company.

         8.02 Payment of True-Up/True-Down. If the Total Sales Proceeds is less than $16 million, the Company shall pay to the Stockholder within 5 business days of the final determination of the Total Sales Proceeds the amount of such shortfall, which shall be payable in cash by wire transfer or delivery of other immediately available funds. If the Total Sales Proceeds exceeds $19 million, the Stockholder shall pay to the Company within 5 business days of the final determination of the Total Sales Proceeds the amount of such excess, which shall be payable in cash by wire transfer or delivery of other immediately available funds; provided that the obligation of the Stockholder to make such payment may be satisfied by a payment out of an escrow established for such purpose by the Company and the Stockholder pursuant to the Purchase Agreement, and the Company and the Stockholder intend that any obligation of the Stockholder to make a payment required by this Section shall to the extent possible be made from such escrow. No interest shall be paid with respect to any amount due and timely paid pursuant to this subsection. The right of the Stockholder and the Company to any payment under this Section shall not be sold, assigned, pledged, gifted, conveyed, transferred or otherwise disposed of (a "Transfer") by either the Company or the Stockholder. Any Transfer in violation of this Section shall be null and void.

9.       Miscellaneous.

         9.01 Mergers and Other Transactions. The Company agrees that, as a condition to any merger, consolidation or the sale of all or substantially all of its assets in exchange for securities of another entity, it will use its reasonable best efforts in light of the circumstances then existing to require the surviving, consolidated or purchasing entity to enter into an agreement to register the securities of such surviving, consolidated or purchasing entity, to be received by the Stockholder, on substantially the same terms and provisions as are provided in this Agreement. The Stockholder agrees that, as a condition to any merger, consolidation or the sale of all or substantially all of its assets in exchange for securities of another entity, it will use its reasonable best efforts in light of the circumstances then existing to require the surviving, consolidated or purchasing entity to enter into an agreement which obligates such entity to assume all of the obligations of the Stockholder under this Agreement and in which agreement such entity expressly agrees to be subject to the terms and conditions of this Agreement with respect to the Registrable Securities.

         9.02 Assignment. The registration rights contained in Section 2 of this Agreement shall not be transferable by any Stockholder. This Agreement is not assignable other than by operation of law or with the consent of all parties hereto, and any purported assignment in violation hereof shall be null and void.

         9.03 Limitation of Registration Rights. Nothing contained in this Agreement shall create any obligation on behalf of the Company to register under the Securities Act any securities which are not Registrable Securities held by the Stockholder.

         9.04 No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the Stockholder in this Agreement. The Company has not previously entered into any agreement, with respect to any of its securities, granting any registration rights to any person, which agreement is in effect on the date hereof.

         9.05 Remedies. The Stockholder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

         9.06 Arbitration; Dispute Resolution. To the extent feasible, the parties desire to resolve any controversies or claims or issues arising out of or relating to this Agreement through discussions and negotiations between each other. The parties agree to use their reasonable best efforts to attempt to resolve any disputes, controversies, claims or issues arising out of or relating to this Agreement by face-to-face negotiations with each other. In the event that, after discussions, such controversies, claims or issues cannot be resolved solely between the parties, then the parties shall, within 10 days after either the Company or the Stockholder gives notice to the other, jointly submit their dispute to binding arbitration in the City of Chicago, Illinois. Such arbitration shall be administered by the American Arbitration Association (the "Institute") in accordance with its then prevailing rules for arbitration of business disputes (except as otherwise provided by this Agreement), by three independent and impartial arbitrators, one of whom shall be appointed by the Company, one of whom shall be appointed by the Stockholder and one of whom shall be appointed by the Institute (collectively, the "Arbitrator"). Notwithstanding anything to the contrary provided in Section 9.10 of this Agreement, the arbitration shall be governed by the United States Arbitration Act, 9 U.S.C.ss. 1 et. seq. The Arbitrator shall permit and facilitate such discovery as it shall determine appropriate in the circumstances, taking into account the needs of the parties hereto and the desirability of making discovery expeditious and cost effective. The arbitrator may issue such interim orders in accordance with principles of equity as may be necessary to protect any party from irreparable harm during the pendency of any arbitration, including entry of a preliminary injunction. Any such order shall be without prejudice to the final determination of the controversy. Each party to this Agreement hereby agrees that such arbitration shall be completed and a final arbitration decision rendered within 60 days of the submission of the respective dispute to arbitration, except as otherwise specified in this Agreement, and each of such parties shall take all actions appropriate and necessary to cause such arbitration to be so completed within such 60 day period. The Arbitrator shall not be empowered to award any party any punitive damages in connection therewith, and each party hereby irrevocably waives any right to recover such punitive damages. The determination of the Arbitrator as to a dispute shall be final and binding for all purposes of this Agreement. Each party to any such arbitration shall use its best efforts and utmost diligence to safeguard and to protect against disclosure, misuse, espionage, loss and theft and shall keep and maintain in strict confidence and shall not disclose to any third party any information that may be disclosed to it in connection with such arbitration proceeding, other than to its employees and agents who require access to such information to perform their duties and other than is required or appropriate to disclose pursuant to applicable law (including pursuant to securities laws and any reporting requirements thereunder) or court order or in any arbitration contemplated by this Agreement; the arbitrator shall to the extent permitted by the rules and regulations of the Institute be likewise bound by this confidentiality provision and shall not make public its opinion or findings in connection with the relevant proceeding. The fees and expenses of the Arbitrator shall be equally shared by the parties and each of the Parties shall bear its own costs and expenses in connection with any such arbitrations.

         9.07 Notices. All notices any other communications provided for or permitted hereunder shall be made by hand delivery or registered first-class mail:

                  If to the Company:

                           Sabratek Corporation
                           8111 North St. Louis Avenue
                           Skokie, Illinois 60076
                           Attn: Chief Financial Officer

                           with a copy (which shall not constitute notice) to:

                                    Kirkland & Ellis
                                    200 E. Randolph Drive
                                    Chicago, IL 60601
                                    Attn: Carter W. Emerson


                  If to the Stockholder:

                           1371A Abbott Court
                           Buffalo Grove, Illinois 60089
                           Attention: President and Chief Executive Officer with a copy (which shall not constitute notice) to:

                                    Gardner, Carton & Douglas
                                    321 North Clark Street
                                    Chicago, IL 60610
                                    Attn: Troy M. Calkins


         All such notices and communications shall be deemed to have been duly given when delivered by hand, if personally delivered, and 5 business days after being deposited in the mail, postage prepaid, if mailed.

         9.08 Counterparts. This agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement. A facsimile copy of this Agreement and any signatures hereon shall be considered as originals for all purposes.

         9.09 Headings. Section headings are inserted herein for convenience only and do not form a part of this Agreement.

         9.10 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois without regard to principles of conflicts of law.

         9.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the Stockholder shall be enforceable to the fullest extent permitted by law.

         9.12 Entire Agreement; Amendment. This agreement contains the entire agreement among the parties hereto with respect to the transactions contemplated herein, and supersedes all prior written agreements and negotiations and oral understandings, if any, with respect to its subject matter. This Agreement may not be amended, supplemented or discharged except by an instrument in writing signed by the Company and the Stockholder.


                                     * * * *

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.



                                          SABRATEK CORPORATION


                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------

                                          RALIN MEDICAL, INC.


                                          By:
                                             -----------------------------------
                                          Its:
                                              ----------------------------------



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